Exhibit 99.2

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective March 25, 2014 between Ladder Capital Finance LLC, as seller (the “Seller”), Ladder Capital Finance Holdings LLLP (“LCFH”) and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (the “Purchaser”).

The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and manufactured housing mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and manufactured housing mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to COMM 2014-LC15 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). The offer and sale of certain classes of the Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator, custodian and paying agent (in its capacity as certificate administrator, the “Certificate Administrator”), Situs Holdings, LLC, as operating advisor (the “Operating Advisor”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBS”), Natixis Securities Americas LLC (“Natixis”), KeyBanc Capital Markets Inc. (“KeyBanc”) and RBS Securities Inc. (“RBS” and together with DBS, Natixis and KeyBanc in such capacity, the “Underwriters”) pursuant to an underwriting agreement dated as of March 14, 2014 (the “Underwriting Agreement”). The Purchaser intends to sell other Certificates (the “Non-Registered Certificates”) to DBS, Natixis and KeyBanc (together with DBS and Natixis, in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement dated as of March 14, 2014 (the “Certificate Purchase Agreement”). Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or in the Indemnification Agreement, dated the date hereof (the “Indemnification Agreement”), among the Seller, LCFH, the Purchaser, the Underwriters and the Initial Purchasers.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.     Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about March 25, 2014 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $405,537,342, subject to a variance of plus or minus 5.0%. The purchase price of the Mortgage Loans (inclusive of accrued interest and exclusive of the Seller’s share of the costs set forth in Section 9(c) hereof) (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof. In addition, on the date hereof the Seller is hereby delivering to the Purchaser (which delivery may be effected by the Purchaser deducting such amounts from the Mortgage Loan Purchase Price) an amount equal to $[___], which represents an amount equal to 30 days of interest at the related Net Mortgage Pass-Through Rate on the outstanding principal balance as of the Cut-off Date of each of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as JL Holdings–Burger King Portfolio–90 and the JL Group Holdings–Burger King Portfolio-9 (as to each of which Mortgage Loans the first monthly payment date will be in May 2014).

SECTION 2.     Conveyance of Mortgage Loans.

(a)           On the Closing Date, subject only to receipt by the Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Agreement to Appointment of Master Servicer dated as of March 1, 2014, among the Master Servicer, the Depositor and the Seller, (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any, and (iii) any Other Pooling and Servicing Agreement relating to a Non-Serviced Loan Combination, if any. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all

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scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which all missing filing/recording information is received, the Seller shall, or shall at the expense of the Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Exhibit B which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Exhibit B (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Exhibit B which has not yet been submitted for filing or recording. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including, without limitation, the Trustee) for recording or filing, as appropriate, at the Seller’s expense. In the event that the Seller receives the original recorded or filed copy, the Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of

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Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

On the Closing Date, upon (i) notification from the Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)           In connection with the Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Exhibit B for each Mortgage Loan so assigned (with originals with respect to clause (i) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents in Exhibit B for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Loan Combination, except for the Note referred to in clause (i)(B) of Exhibit B, only a single original set of the Loan Documents in Exhibit B is required to be delivered; and provided, further, that, with respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by or on behalf of the Seller to the Custodian of copies of the documents specified in Exhibit B (other than the Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes, and any assignments or other transfer documents referred to on Exhibit B as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee.

(c)           If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Note, the Seller shall deliver a copy or duplicate original of such Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)           If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (v)(A), (viii)(A), (xiv) and (xvi) of Exhibit B and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Exhibit B, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which

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certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, the applicable title insurance company or by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) on Exhibit B, the Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee (or the applicable Other Trustee with respect to any Non-Serviced Mortgage Loan) in order to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan), and the Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan), who shall forward a copy of the applicable document to the Custodian (or the custodian in the applicable Other Securitization with respect to any Non-Serviced Mortgaged Loan). The Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall change the beneficiary of the letter of credit to the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan) in care of the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan)) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust (or the applicable Other Trust with respect to any Non-Serviced Mortgage Loan). In the event that the documents specified in clause (xx) on Exhibit B are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Seller shall take all reasonably necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

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Contemporaneously with the execution of this Agreement by the Purchaser and the Seller, the Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)           Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, the Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Seller or its affiliates or Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)           Each of the Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)           Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to Purchaser and not a pledge of the Mortgage Loans by Seller to Purchaser to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)            this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

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(ii)           the conveyance provided for in this Agreement shall hereby grant from Seller to Purchaser, and Seller hereby grants to Purchaser, a security interest in and to all of Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)          the possession by Purchaser or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)          notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)           It is further acknowledged and agreed by the Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

SECTION 3.     Examination of Mortgage Files and Due Diligence Review.

The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy

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available in equity or at law under Section 6 for a breach of the Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

SECTION 4.     Representations, Warranties and Covenants of the Seller.

(a)           The Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth in Schedule D-1 to Exhibit D.

(b)           In addition, the Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)            The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)           The execution and delivery of this Agreement by the Seller, and the performance of, and compliance with, the terms of this Agreement by the Seller, do not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Seller to carry out the transactions contemplated by this Agreement.

(iii)          The Seller has the full limited liability company power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)          This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

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(v)           The Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vi)          No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller the outcome of which, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

(vii)         The Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Underwriters, the Initial Purchasers, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

(c)           Upon discovery by any of the Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Seller and/or the other parties, as applicable.

(d)           With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort

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letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

SECTION 5.     Representations, Warranties and Covenants of the Purchaser.

(a)           The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Seller that:

(i)            The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)           The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)          The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)          This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)           The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

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(vi)          No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)         The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(b)           Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

SECTION 6.     Repurchases; Substitutions.

(a)           If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any documents specified in clauses (i),

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(ii), (vii), (xi) and (xix) of the definition of “Mortgage File” is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Seller shall not later than 90 days from the Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after the Seller or any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Seller has received notice in accordance with the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) substitute a Qualifying Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith; provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect.

If the Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. The failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee to notify the Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a

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defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the Seller may cure such breach by transferring to the Collection Account, within 90 days of the Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Seller performing its obligations with respect to any Material Breach or Material Defect provided in the three preceding paragraphs, to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Controlling Class Representative) are able to agree upon a cash payment payable by the Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may not be cured by a Loss of Value Payment. Upon its making such payment, the Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)           In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)            the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Seller, and the Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it, upon delivery:

(A)            to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)            to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master

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Servicer or Special Servicer, as applicable, of its receipt of the Repurchase Price or the Substitution Shortfall Amount from the Seller;

(ii)           each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Seller, as the case may be, to the Seller as shall be necessary to vest in the Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)          the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Seller.

(c)           This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6. To the extent the Seller prevails in such proceeding, the Purchaser shall reimburse the Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a No Downgrade Confirmation with respect to such release.

(d)           As to any Qualifying Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Seller shall deliver to the Custodian for such Qualifying Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Note endorsed as required by Exhibit B hereto. Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received

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by the Master Servicer, shall be remitted by the Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount. At the direction of the Certificate Administrator, the Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualifying Substitute Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)           If the Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Seller’s receipt (or in the case of a rejection or Dispute, the occurrence or commencement) thereof. Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)           The Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

(g)           The Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Seller,

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the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)           Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Defect or Material Breach.

SECTION 7.     Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)            All of the representations and warranties of the Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)           All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Seller hereunder or the rights of the Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)          The Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)          The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

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(vi)          The Seller shall have received the Mortgage Loan Purchase Price, and the Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)         Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

SECTION 8.     Closing Documents.

The Closing Documents shall consist of the following:

(a)           This Agreement duly executed and delivered by the Purchaser and the Seller;

(b)           An Officer’s Certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchasers may rely, attaching thereto as exhibits the Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)           A certificate of good standing regarding the Seller, dated not earlier than 30 days prior to the Closing Date;

(d)           Powers of Attorney of the Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(e)           Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser, the Underwriters and the Initial Purchasers;

(f)           Any other opinions of counsel for the Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser, the Underwriters and the Initial Purchasers as addressees; and

(g)           Such further certificates, opinions and documents as the Purchaser may reasonably request.

SECTION 9.     Costs.

The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Seller, (b) the expenses of filing

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or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding dated February 14, 2014, among DBS, the Seller and Natixis Real Estate Capital LLC (the “MOU”)). All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

SECTION 10.     Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, facsimile no. (212) 797-4487, with a copy to Anna Glick, Esq., Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, facsimile no. (212) 504-6666, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; (ii) to the Seller, addressed to Ladder Capital Finance LLC at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, E-mail: pamela.mccormack@laddercapital.com, with an electronic copy to each of Robert Perelman, E-mail: robert.perelman@laddercapital.com and David Traitel, E-mail: david.traitel@laddercapital.com, or to such other address, E-mail address or facsimile number as the Seller may designate in writing to the Purchaser; and (iii) to LCFH, addressed to Ladder Capital Finance Holdings LLLP at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, E-mail: pamela.mccormack@laddercapital.com, with an electronic copy to each of Robert Perelman, E-mail: robert.perelman@laddercapital.com and David Traitel, E-mail: david.traitel@laddercapital.com, or to such other address, E-mail address or facsimile number as LCFH may designate in writing to the Purchaser.

SECTION 11.     Notice of Exchange Act Reportable Events.

The Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to and actually known by the Seller, reasonably determined in good faith by the Seller as required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1121(c)(2) of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Seller shall use reasonable efforts to deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed

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disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Seller becomes aware of such event (and in no event more than two (2) business days following the Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Seller shall also use reasonable efforts to deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to and actually known by the Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. Notwithstanding anything herein to the contrary, the Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

SECTION 12.     Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

SECTION 13.     Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

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SECTION 14.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 15.     GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH

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NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 17.     Further Assurances.

The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 18.     Successors and Assigns.

The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and permitted assigns.

SECTION 19.     Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

SECTION 20.     Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee) and the Indemnification Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

21

SECTION 21.     Obligations of LCFH.

For value received, the receipt and sufficiency of which are hereby acknowledged, LCFH, a limited liability limited partnership duly organized under the laws of the State of Delaware, hereby absolutely and unconditionally guarantees the prompt and complete payment when due of the obligations and liabilities, whether now in existence or hereafter arising, of the Seller, an indirect wholly owned subsidiary of LCFH, to the Purchaser (i) arising out of or under Section 6 of this Agreement and (ii) that are owed under such Section 6 to the Purchaser or any of its successors and permitted assigns under this Agreement (collectively, the “Obligations”). The guaranty provided for in this Section 21 is one of payment and not of collection. LCFH hereby waives notice of acceptance of the guaranty provided for in this Section 21 and notice of any of the Obligations to which it may apply, and waives diligence, presentment, demand for payment, protest, notice of protest, notice of dishonor or non-payment of any Obligation, suit or the taking of other action by the Purchaser against, and any other notice to, the Seller, LCFH or others.

LCFH hereby waives any defense arising by reason of, and any and all right to assert against the Purchaser any claim or defense based upon, an election of remedies by the Purchaser which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes LCFH’s rights to proceed against the Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Purchaser to proceed against the Seller, any other guarantor, or any other Person or security.

LCFH acknowledges that it is presently informed of the financial condition of the Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.

When pursuing its rights and remedies hereunder against LCFH, the Purchaser may, but shall be under no obligation to, pursue such rights and remedies that the Purchaser may have against the Seller or any other Person or any security or other guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchaser to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any security or other guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or security or other guarantee or right of offset, shall not relieve LCFH of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against LCFH.

22

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

LADDER CAPITAL FINANCE LLC

By:	/s/ Micah Goodman
Name: Micah Goodman
Title: Executive Director

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Mary Brundage
Name: Mary Brundage
Title: Vice President

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Vice President

Acknowledged and agreed solely as to Section 21:

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Pamela McCormack
Name: Pamela McCormack
Title: Managing Director

23

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)             the loan number;

(ii)            the Mortgage Loan name;

(iii)           the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)           the Mortgage Rate in effect as of the Cut-off Date;

(v)            the original principal balance;

(vi)           the Stated Principal Balance as of the Cut-off Date;

(vii)          the Maturity Date for each Mortgage Loan;

(viii)         the Due Date;

(ix)           the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)            the Servicing Fee Rate;

(xi)           whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)          whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)         the revised rate of such Mortgage Loan, if any;

(xiv)         whether the Mortgage Loan is part of a Loan Combination;

(xv)          whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)         whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required.  Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

A-1

COMM 2014-LC15 - Mortgage Loan Schedule (MLPA)

													Current	Servicing Fees
		Mortgage Loan						Interest	Original	Cut-off Date		Payment	Monthly Debt	Sub	Sub Servicer
ID	Loan Number	Seller	Property Name	Address	City	State	Zip Code	Rate	Balance ($)	Balance ($)	Maturity Date	Date	Service ($)	Servicer (Y/N)	Name
4	LCF1	LCF	WRS Retail Portfolio	Various	Various	Various	Various	5.5860%	$71,000,000	$71,000,000.00	1/6/2024	6	335,095.35	No	NAP
4.01	LCF1.05	LCF	Hudson Bridge Crossing	1490-1548 Hudson Bridge Road	Stockbridge	GA	30281	5.5860%	$9,925,000	$9,925,000.00
4.02	LCF1.08	LCF	Shoppes at Richland	3581-3601 Richland Avenue West	Aiken	SC	29801	5.5860%	$7,940,000	$7,940,000.00
4.03	LCF1.09	LCF	Shoppes at Westgate	1114 New Pointe Boulevard	Leland	NC	28451	5.5860%	$6,800,000	$6,800,000.00
4.04	LCF1.10	LCF	Shoppes at White Knoll	1788-1792 South Lake Drive	Lexington	SC	29073	5.5860%	$6,760,000	$6,760,000.00
4.05	LCF1.03	LCF	Glenn View Station	1541 Glenn School Road	Durham	NC	27704	5.5860%	$6,350,000	$6,350,000.00
4.06	LCF1.01	LCF	Chamblee Village	1881 Chamblee Tucker Road	Chamblee	GA	30341	5.5860%	$5,800,000	$5,800,000.00
4.07	LCF1.04	LCF	Grand View Station	2815 Sugar Hill Road	Marion	NC	28752	5.5860%	$5,600,000	$5,600,000.00
4.08	LCF1.13	LCF	Hudson Bridge Crossing Outparcel	1490-1548 Hudson Bridge Road	Stockbridge	GA	30281	5.5860%	$5,050,000	$5,050,000.00
4.09	LCF1.06	LCF	Shoppes at Oxford	1015 Lewis Street	Oxford	NC	27565	5.5860%	$4,800,000	$4,800,000.00
4.10	LCF1.07	LCF	Shoppes at Raeford	4555 Fayetteville Road	Raeford	NC	28376	5.5860%	$4,300,000	$4,300,000.00
4.11	LCF1.11	LCF	Villages at Red Bridge	11620-11670 Red Bridge Boulevard	Locust	NC	28097	5.5860%	$2,775,000	$2,775,000.00
4.12	LCF1.02	LCF	Shoppes at Goldsboro	2912-2924 US Highway 70 West	Goldsboro	NC	27530	5.5860%	$2,500,000	$2,500,000.00
4.13	LCF1.12	LCF	Shoppes at Westgate Outparcel	1112 New Pointe Boulevard	Leland	NC	28451	5.5860%	$2,400,000	$2,400,000.00
5	LCF2	LCF	Akers Mill Square	2967 Cobb Parkway Southeast	Atlanta	GA	30339	4.5500%	$60,000,000	$60,000,000.00	3/6/2024	6	305,796.31	No	NAP
9	LCF3	LCF	PennCap Portfolio	Various	Various	PA	Various	5.7243%	$33,700,000	$33,700,000.00	1/6/2024	6	162,990.17	No	NAP
9.01	LCF3.31	LCF	3701 Corporate Parkway	3701 Corporate Parkway	Center Valley	PA	18034	5.7243%	$3,263,751	$3,263,751.01
9.02	LCF3.32	LCF	3773 Corporate Parkway	3773 Corporate Parkway	Center Valley	PA	18034	5.7243%	$2,969,523	$2,969,523.04
9.03	LCF3.16	LCF	1605 Valley Center Parkway	1605 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$2,359,272	$2,359,272.43
9.04	LCF3.15	LCF	1525 Valley Center Parkway	1525 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$2,201,261	$2,201,261.12
9.05	LCF3.06	LCF	1560 Valley Center Parkway	1560 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,844,373	$1,844,373.48
9.06	LCF3.05	LCF	1550 Valley Center Parkway	1550 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,591,011	$1,591,010.51
9.07	LCF3.01	LCF	1455 Valley Center Parkway	1455 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,580,113	$1,580,113.18
9.08	LCF3.02	LCF	1480 Valley Center Parkway	1480 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,449,345	$1,449,345.19
9.09	LCF3.03	LCF	1510 Valley Center Parkway	1510 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,291,334	$1,291,333.87
9.1	LCF3.14	LCF	1495 Valley Center Parkway	1495 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,152,393	$1,152,392.89
9.11	LCF3.07	LCF	1640 Valley Center Parkway	1640 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$1,087,009	$1,087,008.89
9.12	LCF3.30	LCF	57 South Commerce Way	57 South Commerce Way	Bethlehem	PA	18017	5.7243%	$1,027,074	$1,027,073.57
9.13	LCF3.08	LCF	1650 Valley Center Parkway	1650 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$939,895	$939,894.91
9.14	LCF3.13	LCF	89 South Commerce Way	89 South Commerce Way	Bethlehem	PA	18017	5.7243%	$923,549	$923,548.91
9.15	LCF3.09	LCF	1660 Valley Center Parkway	1660 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$779,159	$779,159.26
9.16	LCF3.04	LCF	1530 Valley Center Parkway	1530 Valley Center Parkway	Bethlehem	PA	18017	5.7243%	$746,467	$746,467.26
9.17	LCF3.11	LCF	85 South Commerce Way	85 South Commerce Way	Bethlehem	PA	18017	5.7243%	$653,840	$653,839.94
9.18	LCF3.18	LCF	2196 Avenue C	2196 Avenue C	Bethlehem	PA	18017	5.7243%	$626,597	$626,596.60
9.19	LCF3.20	LCF	2202 Hangar Place	2202 Hangar Place	Allentown	PA	18109	5.7243%	$626,597	$626,596.60
9.2	LCF3.21	LCF	754 Roble Road	754 Roble Road	Allentown	PA	18109	5.7243%	$593,905	$593,904.61
9.21	LCF3.10	LCF	83 South Commerce Way	83 South Commerce Way	Bethlehem	PA	18017	5.7243%	$583,007	$583,007.28
9.22	LCF3.12	LCF	87 South Commerce Way	87 South Commerce Way	Bethlehem	PA	18017	5.7243%	$572,110	$572,109.94
9.23	LCF3.26	LCF	974 Marcon Boulevard	974 Marcon Boulevard	Allentown	PA	18109	5.7243%	$542,142	$542,142.28
9.24	LCF3.19	LCF	2201 Hangar Place	2201 Hangar Place	Allentown	PA	18109	5.7243%	$536,694	$536,693.61
9.25	LCF3.28	LCF	7355 William Avenue	7355 William Avenue	Allentown	PA	18106	5.7243%	$536,694	$536,693.61
9.26	LCF3.23	LCF	944 Marcon Boulevard	944 Marcon Boulevard	Allentown	PA	18109	5.7243%	$531,245	$531,244.95
9.27	LCF3.24	LCF	954 Marcon Boulevard	954 Marcon Boulevard	Allentown	PA	18109	5.7243%	$504,002	$504,001.62
9.28	LCF3.27	LCF	7277 William Avenue	7277 William Avenue	Allentown	PA	18106	5.7243%	$498,553	$498,552.95
9.29	LCF3.17	LCF	2041 Avenue C	2041 Avenue C	Bethlehem	PA	18017	5.7243%	$465,861	$465,860.95
9.3	LCF3.25	LCF	964 Marcon Boulevard	964 Marcon Boulevard	Allentown	PA	18109	5.7243%	$411,374	$411,374.29
9.31	LCF3.29	LCF	7562 Penn Drive	7562 Penn Drive	Allentown	PA	18106	5.7243%	$411,374	$411,374.29
9.32	LCF3.22	LCF	764 Roble Road	764 Roble Road	Allentown	PA	18109	5.7243%	$400,477	$400,476.96
10	LCF4	LCF	GEM Hotel	300 West 22nd Street	New York	NY	10011	4.7330%	$29,300,000	$29,300,000.00	3/6/2019	6	152,542.58	No	NAP
11	LCF5	LCF	181 East 119th Street	181 East 119th Street	New York	NY	10035	4.8200%	$27,000,000	$27,000,000.00	3/6/2024	6	109,956.25	No	NAP
12	LCF6	LCF	JL Holdings - Burger King Portfolio - 90	Various	Various	Various	Various	4.89991%	$26,900,000	$26,900,000.00	4/1/2024	1	179,727.84	Yes	NAP
12.01	LCF6.21	LCF	Burger King #02957 - Houma, LA	1033 West Tunnel Boulevard	Houma	LA	70360	4.89991%	$507,760	$507,760.07
12.02	LCF6.28	LCF	Burger King #04324 - Gulf Shores, AL	1501 Gulf Shores Parkway	Gulf Shores	AL	36542	4.89991%	$485,193	$485,192.96
12.03	LCF6.76	LCF	Burger King #11942 - Gray, LA	3863 West Park Avenue	Gray	LA	70359	4.89991%	$482,936	$482,936.24
12.04	LCF6.01	LCF	Burger King #00144 - Baton Rouge, LA	4951 Florida Boulevard	Baton Rouge	LA	70806	4.89991%	$467,139	$467,139.26
12.05	LCF6.44	LCF	Burger King #06788 - Zachary, LA	5131 Main Street	Zachary	LA	70791	4.89991%	$464,883	$464,882.55
12.06	LCF6.33	LCF	Burger King #05255 - Pritchard, AL	2924 Saint Stephens Road	Pritchard	AL	36612	4.89991%	$440,059	$440,058.73
12.07	LCF6.32	LCF	Burger King #05035 - Tuscaloosa, AL	2515 Stillman Boulevard	Tuscaloosa	AL	35401	4.89991%	$428,775	$428,775.17
12.08	LCF6.58	LCF	Burger King #09788 - Walker, LA	27931 Walker Road South	Walker	LA	70785	4.89991%	$426,518	$426,518.45
12.09	LCF6.25	LCF	Burger King #03818 - Mobile, AL	7775 Moffett Road	Mobile	AL	36618	4.89991%	$400,566	$400,566.27
12.10	LCF6.22	LCF	Burger King #03156 - Saraland, AL	310 Highway 43 North	Saraland	AL	36571	4.89991%	$394,925	$394,924.50
12.11	LCF6.13	LCF	Burger King #01437 - Monroe, LA	1710 US 165 Bypass	Monroe	LA	71202	4.89991%	$385,898	$385,897.65
12.12	LCF6.84	LCF	Burger King #12661 - Baton Rouge, LA	3530 Harding Boulevard	Baton Rouge	LA	70807	4.89991%	$381,384	$381,384.23
12.13	LCF6.59	LCF	Burger King #09804 - Gonzales, LA	404 North Airline Highway	Gonzales	LA	70737	4.89991%	$379,128	$379,127.51
12.14	LCF6.07	LCF	Burger King #01198 - Mobile, AL	3875 Airport Boulevard	Mobile	AL	36608	4.89991%	$377,999	$377,999.16
12.15	LCF6.27	LCF	Burger King #04130 - Vicksburg, MS	3121 Halls Ferry Road	Vicksburg	MS	39180	4.89991%	$374,614	$374,614.09
12.16	LCF6.49	LCF	Burger King #09004 - Diamondhead, MS	5400 West Aloha Drive	Diamondhead	MS	39525	4.89991%	$372,357	$372,357.38
12.17	LCF6.88	LCF	Burger King #12830 - Boutte, LA	14157 Highway 90	Boutte	LA	70039	4.89991%	$372,357	$372,357.38
12.18	LCF6.66	LCF	Burger King #10763 - Hammond, LA	46020 North Puma Drive	Hammond	LA	70401	4.89991%	$367,844	$367,843.96
12.19	LCF6.11	LCF	Burger King #01425 - New Iberia, LA	1419 Center Street	New Iberia	LA	70560	4.89991%	$363,331	$363,330.54
12.20	LCF6.24	LCF	Burger King #03623 - Covington, LA	605 North Highway 190	Covington	LA	70433	4.89991%	$363,331	$363,330.54
12.21	LCF6.38	LCF	Burger King #06149 - New Iberia, LA	1419 Center Street	New Iberia	LA	70560	4.89991%	$363,331	$363,330.54
12.22	LCF6.16	LCF	Burger King #01489 - Mobile, AL	5380 Highway 90 West	Mobile	AL	36619	4.89991%	$361,074	$361,073.83
12.23	LCF6.70	LCF	Burger King #11095 - Tuscaloosa, AL	4900 Skyland Boulevard East	Tuscaloosa	AL	35405	4.89991%	$361,074	$361,073.83
12.24	LCF6.08	LCF	Burger King #01207 - West Monroe, LA	100 Thomas Road	West Monroe	LA	71291	4.89991%	$358,817	$358,817.11
12.25	LCF6.12	LCF	Burger King #01428 - Sulphur, LA	2017 Ruth Street	Sulphur	LA	70663	4.89991%	$358,817	$358,817.11
12.26	LCF6.31	LCF	Burger King #05029 - Pineville, LA	3301 Monroe Highway	Pineville	LA	71360	4.89991%	$356,560	$356,560.40
12.27	LCF6.46	LCF	Burger King #07467 - Ruston, LA	1401 North Trenton Street	Ruston	LA	71270	4.89991%	$354,304	$354,303.69
12.28	LCF6.72	LCF	Burger King #11544 - Westlake, LA	801 Sampson Street	Westlake	LA	70669	4.89991%	$354,304	$354,303.69
12.29	LCF6.57	LCF	Burger King #09708 - Natchez, MS	421 Highway 61 North	Natchez	MS	39120	4.89991%	$343,020	$343,020.14
12.30	LCF6.29	LCF	Burger King #04581 - Foley, AL	910 South McKenzie Street	Foley	AL	36535	4.89991%	$338,507	$338,506.71
12.31	LCF6.69	LCF	Burger King #10802 - Westwego, LA	500 Westbank Expressway	Westwego	LA	70094	4.89991%	$338,507	$338,506.71
12.32	LCF6.42	LCF	Burger King #06676 - Jackson, MS	1470 Canton Mart Road	Jackson	MS	39211	4.89991%	$332,865	$332,864.93
12.33	LCF6.54	LCF	Burger King #09270 - Robertsdale, AL	21890 State Highway 59 South	Robertsdale	AL	36567	4.89991%	$327,223	$327,223.15
12.34	LCF6.67	LCF	Burger King #10764 - Morgan City, LA	937 Highway 90 East	Morgan City	LA	70380	4.89991%	$327,223	$327,223.15
12.35	LCF6.80	LCF	Burger King #12329 - Rayne, LA	1021 Church Point Highway	Rayne	LA	70578	4.89991%	$327,223	$327,223.15
12.36	LCF6.82	LCF	Burger King #12633 - Port Allen, LA	4383 Louisiana Highway 1 South	Port Allen	LA	70767	4.89991%	$327,223	$327,223.15
12.37	LCF6.89	LCF	Burger King #12895 - Delhi, LA	1007 Broadway Street	Delhi	LA	71232	4.89991%	$327,223	$327,223.15
12.38	LCF6.73	LCF	Burger King #11614 - Harvey, LA	1840 Lapalco Boulevard	Harvey	LA	70058	4.89991%	$320,453	$320,453.02
12.39	LCF6.37	LCF	Burger King #06129 - Mobile, AL	3200 Spring Hill Avenue	Mobile	AL	36607	4.89991%	$310,298	$310,297.82
12.40	LCF6.20	LCF	Burger King #02483 - Mobile, AL	7701 Airport Boulevard	Mobile	AL	36608	4.89991%	$304,656	$304,656.04
12.41	LCF6.40	LCF	Burger King #06488 - Mobile, AL	6403 Cottage Hill Road	Mobile	AL	36695	4.89991%	$304,656	$304,656.04
12.42	LCF6.45	LCF	Burger King #06916 - Kenner, LA	1000 West Esplanade Avenue	Kenner	LA	70065	4.89991%	$304,656	$304,656.04
12.43	LCF6.06	LCF	Burger King #01149 - Baton Rouge, LA	6244 Airline Highway	Baton Rouge	LA	70805	4.89991%	$302,399	$302,399.33
12.44	LCF6.65	LCF	Burger King #10762 - Geismar, LA	13455 Highway 73	Geismar	LA	70734	4.89991%	$302,399	$302,399.33
12.45	LCF6.79	LCF	Burger King #12322 - Oakdale, LA	695 Highway 165 South	Oakdale	LA	71463	4.89991%	$302,399	$302,399.33
12.46	LCF6.43	LCF	Burger King #06783 - Baton Rouge, LA	5119 Jones Creek Road	Baton Rouge	LA	70817	4.89991%	$293,372	$293,372.49
12.47	LCF6.56	LCF	Burger King #09692 - Greenwell Springs, LA	14280 Greenwell Springs Road	Greenwell Springs	LA	70739	4.89991%	$291,116	$291,115.77
12.48	LCF6.48	LCF	Burger King #08645 - Pace, FL	4120 Highway 90	Pace	FL	32571	4.89991%	$286,602	$286,602.35
12.49	LCF6.39	LCF	Burger King #06325 - Baton Rouge, LA	7004 Siegen Lane	Baton Rouge	LA	70809	4.89991%	$284,346	$284,345.64
12.50	LCF6.41	LCF	Burger King #06674 - Slidell, LA	141 Northshore Boulevard	Slidell	LA	70460	4.89991%	$284,346	$284,345.64
12.51	LCF6.04	LCF	Burger King #00373 - Mobile, AL	3949 Government Boulevard	Mobile	AL	36693	4.89991%	$282,089	$282,088.92
12.52	LCF6.51	LCF	Burger King #09115 - Meridian, MS	4825 8th Street	Meridian	MS	39307	4.89991%	$282,089	$282,088.92
12.53	LCF6.18	LCF	Burger King #01617 - Lake Charles, LA	1211 North Highway 171	Lake Charles	LA	70611	4.89991%	$279,832	$279,832.21
12.54	LCF6.34	LCF	Burger King #05981 - Meridian, MS	2100 North Frontage Road	Meridian	MS	39301	4.89991%	$279,832	$279,832.21
12.55	LCF6.75	LCF	Burger King #11715 - Ville Platte, LA	1212 East Main Street	Ville Platte	LA	70586	4.89991%	$277,576	$277,575.50
12.56	LCF6.14	LCF	Burger King #01439 - Slidell, LA	185 Gause Boulevard	Slidell	LA	70458	4.89991%	$270,805	$270,805.37
12.57	LCF6.47	LCF	Burger King #07930 - Long Beach, MS	301 East Beach Boulevard	Long Beach	MS	39560	4.89991%	$270,805	$270,805.37
12.58	LCF6.60	LCF	Burger King #09838 - Fairhope, AL	19755 Greeno Road	Fairhope	AL	36532	4.89991%	$270,805	$270,805.37
12.59	LCF6.87	LCF	Burger King #12820 - Iowa, LA	1111 Lowe Grout Road	Iowa	LA	70647	4.89991%	$270,805	$270,805.37
12.60	LCF6.02	LCF	Burger King #00211 - Baton Rouge, LA	3100 Highland Road	Baton Rouge	LA	70802	4.89991%	$268,549	$268,548.66
12.61	LCF6.30	LCF	Burger King #04914 - Pensacola, FL	13392 Perdido Key Drive	Pensacola	FL	32507	4.89991%	$261,779	$261,778.52
12.62	LCF6.55	LCF	Burger King #09686 - Thomasville, AL	2001 Highway 43	Thomasville	AL	36784	4.89991%	$259,522	$259,521.81
12.63	LCF6.83	LCF	Burger King #12660 - Vinton, LA	1807 West Street	Vinton	LA	70668	4.89991%	$259,522	$259,521.81
12.64	LCF6.78	LCF	Burger King #12007 - Denham Springs, LA	31706 Louisiana Highway 16	Denham Springs	LA	70726	4.89991%	$257,265	$257,265.10
12.65	LCF6.62	LCF	Burger King #09958 - Grove Hill, AL	198 South Jackson Street	Grove Hill	AL	36451	4.89991%	$255,008	$255,008.39
12.66	LCF6.63	LCF	Burger King #10572 - Eunice, LA	2300 West Laurel Avenue	Eunice	LA	70535	4.89991%	$255,008	$255,008.39
12.67	LCF6.71	LCF	Burger King #11488 - Lafayette, LA	2256 Ambassador Caffery Parkway	Lafayette	LA	70506	4.89991%	$252,752	$252,751.68
12.68	LCF6.35	LCF	Burger King #06048 - Tuscaloosa, AL	1601 McFarland Boulevard North	Tuscaloosa	AL	35406	4.89991%	$239,211	$239,211.41
12.69	LCF6.03	LCF	Burger King #00360 - New Orleans, LA	1700 Saint Charles Avenue	New Orleans	LA	70130	4.89991%	$236,955	$236,954.70
12.70	LCF6.23	LCF	Burger King #03585 - Daphne, AL	29295 US Highway 98	Daphne	AL	36526	4.89991%	$236,955	$236,954.70
12.71	LCF6.26	LCF	Burger King #04016 - Mobile, AL	3004 Airport Boulevard	Mobile	AL	36606	4.89991%	$236,955	$236,954.70
12.72	LCF6.36	LCF	Burger King #06105 - Northport, AL	3820 McFarland Boulevard	Northport	AL	35476	4.89991%	$236,955	$236,954.70
12.73	LCF6.53	LCF	Burger King #09259 - Gulf Breeze, FL	3380 Gulf Breeze Parkway	Gulf Breeze	FL	32563	4.89991%	$236,955	$236,954.70
12.74	LCF6.77	LCF	Burger King #11979 - Monroe, LA	5151 Forsythe Bypass	Monroe	LA	71201	4.89991%	$232,441	$232,441.27
12.75	LCF6.81	LCF	Burger King #12597 - Lake Charles, LA	279 Sam Houston Jones Parkway	Lake Charles	LA	70611	4.89991%	$230,185	$230,184.56
12.76	LCF6.10	LCF	Burger King #01337 - Metairie, LA	8101 Airline Drive	Metairie	LA	70003	4.89991%	$227,928	$227,927.85
12.77	LCF6.15	LCF	Burger King #01465 - Laurel, MS	319 Beacon Street	Laurel	MS	39440	4.89991%	$225,671	$225,671.14
12.78	LCF6.74	LCF	Burger King #11694 - DeQuincy, LA	901 East Fourth Street	DeQuincy	LA	70633	4.89991%	$216,644	$216,644.30
12.79	LCF6.05	LCF	Burger King #00501 - Lafayette, LA	1500 Johnston Street	Lafayette	LA	70503	4.89991%	$209,874	$209,874.16
12.80	LCF6.68	LCF	Burger King #10800 - Livingston, AL	369 Highway 28 West	Livingston	AL	35470	4.89991%	$207,617	$207,617.45
12.81	LCF6.50	LCF	Burger King #09026 - Laurel, MS	2130 Highway 15 North	Laurel	MS	39440	4.89991%	$203,104	$203,104.03
12.82	LCF6.52	LCF	Burger King #09213 - Pensacola, FL	3210 West Michigan Avenue	Pensacola	FL	32526	4.89991%	$200,847	$200,847.32
12.83	LCF6.19	LCF	Burger King #01917 - Vidalia, LA	1115 Carter Street	Vidalia	LA	71373	4.89991%	$198,591	$198,590.61
12.84	LCF6.64	LCF	Burger King #10607 - Houma, LA	1637 Martin Luther King Jr Boulevard	Houma	LA	70360	4.89991%	$196,334	$196,333.89
12.85	LCF6.61	LCF	Burger King #09853 - Franklin, LA	1825 Main Street	Franklin	LA	70538	4.89991%	$191,820	$191,820.47
12.86	LCF6.09	LCF	Burger King #01315 - Alexandria, LA	3705 South Macarthur Drive	Alexandria	LA	71302	4.89991%	$148,943	$148,942.96
12.87	LCF6.90	LCF	Burger King #12919 - Covington, LA	1005 Ronald Reagan Highway	Covington	LA	70433	4.89991%	$110,579	$110,578.86
12.88	LCF6.85	LCF	Burger King #12752 - Lafayette, LA	1726 North University Avenue	Lafayette	LA	70507	4.89991%	$74,471	$74,471.48
12.89	LCF6.17	LCF	Burger King #01537 - Lafayette, LA	312 Jefferson Boulevard	Lafayette	LA	70501	4.89991%	$40,621	$40,620.80
12.90	LCF6.86	LCF	Burger King #12753 - Slidell, LA	3114 Pontchartrain Drive	Slidell	LA	70458	4.89991%	$20,310	$20,310.40

COMM 2014-LC15 - Mortgage Loan Schedule (MLPA)

													Current	Servicing Fees
		Mortgage Loan						Interest	Original	Cut-off Date		Payment	Monthly Debt	Sub	Sub Servicer
ID	Loan Number	Seller	Property Name	Address	City	State	Zip Code	Rate	Balance ($)	Balance ($)	Maturity Date	Date	Service ($)	Servicer (Y/N)	Name
14	LCF7	LCF	Hilton Garden Inn Houston	7979 Willow Chase Boulevard	Houston	TX	77070	5.3500%	$20,750,000	$20,750,000.00	3/6/2024	6	115,870.84	Yes	CBRE
15	LCF8	LCF	Durban Retail Portfolio II	Various	Various	Various	Various	5.3440%	$18,900,000	$18,873,087.21	2/6/2024	6	105,469.60	No	NAP
15.01	LCF8.01	LCF	Wesley Chapel	5937-5955 Weddington Road	Wesley Chapel	NC	28104	5.3440%	$13,600,000	$13,580,634.18
15.02	LCF8.02	LCF	Milford Crossing	2909 Austell Road Southwest	Marietta	GA	30008	5.3440%	$5,300,000	$5,292,453.03
16	LCF9	LCF	BJ's Wholesale - Framingham	26 Whittier Street	Framingham	MA	01701	4.6500%	$15,900,000	$15,900,000.00	3/6/2024	6	62,468.23	No	NAP
18	LCF10	LCF	The Glen Centre	2920-2964 North Beverly Glen Circle	Los Angeles	CA	90077	5.0000%	$13,000,000	$13,000,000.00	2/6/2024	6	54,918.98	No	NAP
19	LCF11	LCF	Valley Forge MHP	1311 Catfish Lane	Norristown	PA	19403	4.8200%	$12,500,000	$12,500,000.00	3/6/2024	6	50,905.67	No	NAP
21	LCF12	LCF	Bartonsville Plaza	290-293 Frantz Road	Stroudsburg	PA	18360	4.9000%	$10,150,000	$10,150,000.00	3/6/2024	6	42,021.47	No	NAP
25	LCF13	LCF	University Place	610 and 630 Rose Street	Rock Hill	SC	29730	5.2920%	$8,750,000	$8,750,000.00	3/6/2024	6	48,545.70	No	NAP
26	LCF14	LCF	Arrowridge Business Park	8041, 8107, 8227 and 8301 Arrowridge Boulevard	Charlotte	NC	28273	5.4910%	$8,450,000	$8,450,000.00	3/6/2019	6	39,202.82	No	NAP
27	LCF15	LCF	Ithaca Hotel Portfolio	Various	Ithaca	NY	14850	5.8000%	$7,970,000	$7,970,000.00	3/6/2024	6	50,380.87	No	NAP
27.01	LCF15.02	LCF	Country Inn & Suites Ithaca	1100 Danby Road	Ithaca	NY	14850	5.8000%	$5,300,000	$5,300,000.00
27.02	LCF15.01	LCF	Econo Lodge Ithaca	2303 North Triphammer Road	Ithaca	NY	14850	5.8000%	$2,670,000	$2,670,000.00
30	LCF16	LCF	Orchard Maple Plaza and Palmer Crossing	Various	Various	MI	Various	5.4000%	$6,350,000	$6,350,000.00	3/6/2024	6	35,657.21	No	NAP
30.01	LCF16.01	LCF	Orchard Maple Plaza	6440 Orchard Lake Road	West Bloomfield	MI	48322	5.4000%	$3,794,970	$3,794,970.41
30.02	LCF16.02	LCF	Palmer Crossing Center	1791 South Haggerty Road	Canton	MI	48188	5.4000%	$2,555,030	$2,555,029.59
32	LCF17	LCF	865 Lexington Retail	865 Lexington Avenue	New York	NY	10065	4.9500%	$6,000,000	$6,000,000.00	3/6/2024	6	25,093.75	No	NAP
33	LCF18	LCF	Holiday Inn Express Snyder	1305 East Coliseum Drive	Snyder	TX	79549	5.6040%	$6,000,000	$6,000,000.00	3/6/2024	6	41,626.47	No	NAP
37	LCF19	LCF	JL Group Holdings - Burger King Portfolio - 9	Various	Various	Various	Various	6.1000%	$5,200,000	$5,200,000.00	4/1/2024	1	37,555.03	Yes	NAP
37.01	LCF19.02	LCF	Burger King #03685 - Kansas City, MO	3441 Main Street	Kansas City	MO	64111	6.1000%	$757,480	$757,480.31
37.02	LCF19.09	LCF	Burger King #02643 - Gladstone, MO	6001 Northeast Antioch Road	Gladstone	MO	64119	6.1000%	$728,819	$728,818.90
37.03	LCF19.06	LCF	Burger King #12313 - Roeland Park, KS	4811 Roe Boulevard	Roeland Park	KS	66205	6.1000%	$655,118	$655,118.11
37.04	LCF19.04	LCF	Burger King #06906 - Warrensburg, MO	215 East Young Avenue	Warrensburg	MO	64093	6.1000%	$614,173	$614,173.23
37.05	LCF19.03	LCF	Burger King #04330 - Kansas City, MO	340 West 72nd Street	Kansas City	MO	64114	6.1000%	$605,984	$605,984.25
37.06	LCF19.01	LCF	Burger King #02831 - Olathe, KS	2004 East Santa Fe Street	Olathe	KS	66062	6.1000%	$491,339	$491,338.58
37.07	LCF19.05	LCF	Burger King #12264 - Mission, KS	6880 Johnson Drive	Mission	KS	66202	6.1000%	$491,339	$491,338.58
37.08	LCF19.07	LCF	Burger King #13080 - Slidell, LA	120 Brownswitch Road	Slidell	LA	70458	6.1000%	$462,677	$462,677.17
37.09	LCF19.08	LCF	Burger King #13081 - New Iberia, LA	2919 South Lewis Street	New Iberia	LA	70560	6.1000%	$393,071	$393,071.00
38	LCF20	LCF	Colonial Court Apartments	36643 Woodward Avenue	Birmingham	MI	48009	4.4990%	$5,000,000	$5,000,000.00	3/6/2029	6	38,247.11	No	NAP
39	LCF21	LCF	Bloomfield Village Square	4055 Telegraph Road	Bloomfield	MI	48302	4.4990%	$5,000,000	$5,000,000.00	3/6/2029	6	38,247.11	No	NAP
40	LCF22	LCF	La Quinta Inn & Suites Loveland	1450 Cascade Avenue	Loveland	CO	80538	5.3300%	$4,650,000	$4,650,000.00	3/6/2024	6	25,908.36	No	NAP
46	LCF23	LCF	Farmbrook Medical Center	29829 Telegraph Road	Southfield	MI	48034	5.5550%	$3,100,000	$3,094,255.05	2/6/2024	6	19,138.67	No	NAP

COMM 2014-LC15 - Mortgage Loan Schedule (MLPA)

							Interest					Current Mezzanine
		Mortgage Loan		Sub Servicer	Master	Primary	Accrual	Letter of	Post-ARD Revised	Part of	Leasehold	or Subordinate
ID	Loan Number	Seller	Property Name	Fee	Servicing Fee	Servicing Fee	Method	Credit	Rate	Whole Loan	Interest	Debt
4	LCF1	LCF	WRS Retail Portfolio	0.0000%	0.0200%	0.0300%	Actual/360	None				Yes - $6.0 Million Mezzanine Debt
4.01	LCF1.05	LCF	Hudson Bridge Crossing
4.02	LCF1.08	LCF	Shoppes at Richland
4.03	LCF1.09	LCF	Shoppes at Westgate
4.04	LCF1.10	LCF	Shoppes at White Knoll
4.05	LCF1.03	LCF	Glenn View Station
4.06	LCF1.01	LCF	Chamblee Village
4.07	LCF1.04	LCF	Grand View Station
4.08	LCF1.13	LCF	Hudson Bridge Crossing Outparcel
4.09	LCF1.06	LCF	Shoppes at Oxford
4.10	LCF1.07	LCF	Shoppes at Raeford
4.11	LCF1.11	LCF	Villages at Red Bridge
4.12	LCF1.02	LCF	Shoppes at Goldsboro
4.13	LCF1.12	LCF	Shoppes at Westgate Outparcel
5	LCF2	LCF	Akers Mill Square	0.0000%	0.0200%	0.0300%	Actual/360	None
9	LCF3	LCF	PennCap Portfolio	0.0000%	0.0200%	0.0100%	Actual/360	None		Yes		Yes - $14.9 Million Mezzanine Debt
9.01	LCF3.31	LCF	3701 Corporate Parkway
9.02	LCF3.32	LCF	3773 Corporate Parkway
9.03	LCF3.16	LCF	1605 Valley Center Parkway
9.04	LCF3.15	LCF	1525 Valley Center Parkway
9.05	LCF3.06	LCF	1560 Valley Center Parkway
9.06	LCF3.05	LCF	1550 Valley Center Parkway
9.07	LCF3.01	LCF	1455 Valley Center Parkway
9.08	LCF3.02	LCF	1480 Valley Center Parkway
9.09	LCF3.03	LCF	1510 Valley Center Parkway
9.1	LCF3.14	LCF	1495 Valley Center Parkway
9.11	LCF3.07	LCF	1640 Valley Center Parkway
9.12	LCF3.30	LCF	57 South Commerce Way
9.13	LCF3.08	LCF	1650 Valley Center Parkway
9.14	LCF3.13	LCF	89 South Commerce Way
9.15	LCF3.09	LCF	1660 Valley Center Parkway
9.16	LCF3.04	LCF	1530 Valley Center Parkway
9.17	LCF3.11	LCF	85 South Commerce Way
9.18	LCF3.18	LCF	2196 Avenue C
9.19	LCF3.20	LCF	2202 Hangar Place
9.2	LCF3.21	LCF	754 Roble Road
9.21	LCF3.10	LCF	83 South Commerce Way
9.22	LCF3.12	LCF	87 South Commerce Way
9.23	LCF3.26	LCF	974 Marcon Boulevard
9.24	LCF3.19	LCF	2201 Hangar Place
9.25	LCF3.28	LCF	7355 William Avenue
9.26	LCF3.23	LCF	944 Marcon Boulevard
9.27	LCF3.24	LCF	954 Marcon Boulevard
9.28	LCF3.27	LCF	7277 William Avenue
9.29	LCF3.17	LCF	2041 Avenue C
9.3	LCF3.25	LCF	964 Marcon Boulevard
9.31	LCF3.29	LCF	7562 Penn Drive
9.32	LCF3.22	LCF	764 Roble Road
10	LCF4	LCF	GEM Hotel	0.0000%	0.0200%	0.0300%	Actual/360	None				Yes - $3.7 Million Mezzanine Debt
11	LCF5	LCF	181 East 119th Street	0.0000%	0.0200%	0.0300%	Actual/360	None
12	LCF6	LCF	JL Holdings - Burger King Portfolio - 90	0.0100%	0.0200%	0.0300%	Actual/360	None		Yes	Yes	Yes - $10.0 Million B Note
12.01	LCF6.21	LCF	Burger King #02957 - Houma, LA
12.02	LCF6.28	LCF	Burger King #04324 - Gulf Shores, AL
12.03	LCF6.76	LCF	Burger King #11942 - Gray, LA
12.04	LCF6.01	LCF	Burger King #00144 - Baton Rouge, LA
12.05	LCF6.44	LCF	Burger King #06788 - Zachary, LA
12.06	LCF6.33	LCF	Burger King #05255 - Pritchard, AL
12.07	LCF6.32	LCF	Burger King #05035 - Tuscaloosa, AL
12.08	LCF6.58	LCF	Burger King #09788 - Walker, LA
12.09	LCF6.25	LCF	Burger King #03818 - Mobile, AL
12.10	LCF6.22	LCF	Burger King #03156 - Saraland, AL
12.11	LCF6.13	LCF	Burger King #01437 - Monroe, LA
12.12	LCF6.84	LCF	Burger King #12661 - Baton Rouge, LA
12.13	LCF6.59	LCF	Burger King #09804 - Gonzales, LA
12.14	LCF6.07	LCF	Burger King #01198 - Mobile, AL
12.15	LCF6.27	LCF	Burger King #04130 - Vicksburg, MS								Yes
12.16	LCF6.49	LCF	Burger King #09004 - Diamondhead, MS
12.17	LCF6.88	LCF	Burger King #12830 - Boutte, LA
12.18	LCF6.66	LCF	Burger King #10763 - Hammond, LA
12.19	LCF6.11	LCF	Burger King #01425 - New Iberia, LA
12.20	LCF6.24	LCF	Burger King #03623 - Covington, LA
12.21	LCF6.38	LCF	Burger King #06149 - New Iberia, LA
12.22	LCF6.16	LCF	Burger King #01489 - Mobile, AL
12.23	LCF6.70	LCF	Burger King #11095 - Tuscaloosa, AL
12.24	LCF6.08	LCF	Burger King #01207 - West Monroe, LA
12.25	LCF6.12	LCF	Burger King #01428 - Sulphur, LA
12.26	LCF6.31	LCF	Burger King #05029 - Pineville, LA
12.27	LCF6.46	LCF	Burger King #07467 - Ruston, LA								Yes
12.28	LCF6.72	LCF	Burger King #11544 - Westlake, LA
12.29	LCF6.57	LCF	Burger King #09708 - Natchez, MS
12.30	LCF6.29	LCF	Burger King #04581 - Foley, AL
12.31	LCF6.69	LCF	Burger King #10802 - Westwego, LA
12.32	LCF6.42	LCF	Burger King #06676 - Jackson, MS
12.33	LCF6.54	LCF	Burger King #09270 - Robertsdale, AL
12.34	LCF6.67	LCF	Burger King #10764 - Morgan City, LA
12.35	LCF6.80	LCF	Burger King #12329 - Rayne, LA
12.36	LCF6.82	LCF	Burger King #12633 - Port Allen, LA
12.37	LCF6.89	LCF	Burger King #12895 - Delhi, LA
12.38	LCF6.73	LCF	Burger King #11614 - Harvey, LA
12.39	LCF6.37	LCF	Burger King #06129 - Mobile, AL
12.40	LCF6.20	LCF	Burger King #02483 - Mobile, AL
12.41	LCF6.40	LCF	Burger King #06488 - Mobile, AL
12.42	LCF6.45	LCF	Burger King #06916 - Kenner, LA
12.43	LCF6.06	LCF	Burger King #01149 - Baton Rouge, LA
12.44	LCF6.65	LCF	Burger King #10762 - Geismar, LA
12.45	LCF6.79	LCF	Burger King #12322 - Oakdale, LA
12.46	LCF6.43	LCF	Burger King #06783 - Baton Rouge, LA
12.47	LCF6.56	LCF	Burger King #09692 - Greenwell Springs, LA
12.48	LCF6.48	LCF	Burger King #08645 - Pace, FL
12.49	LCF6.39	LCF	Burger King #06325 - Baton Rouge, LA
12.50	LCF6.41	LCF	Burger King #06674 - Slidell, LA
12.51	LCF6.04	LCF	Burger King #00373 - Mobile, AL
12.52	LCF6.51	LCF	Burger King #09115 - Meridian, MS
12.53	LCF6.18	LCF	Burger King #01617 - Lake Charles, LA
12.54	LCF6.34	LCF	Burger King #05981 - Meridian, MS
12.55	LCF6.75	LCF	Burger King #11715 - Ville Platte, LA
12.56	LCF6.14	LCF	Burger King #01439 - Slidell, LA
12.57	LCF6.47	LCF	Burger King #07930 - Long Beach, MS
12.58	LCF6.60	LCF	Burger King #09838 - Fairhope, AL
12.59	LCF6.87	LCF	Burger King #12820 - Iowa, LA
12.60	LCF6.02	LCF	Burger King #00211 - Baton Rouge, LA
12.61	LCF6.30	LCF	Burger King #04914 - Pensacola, FL
12.62	LCF6.55	LCF	Burger King #09686 - Thomasville, AL
12.63	LCF6.83	LCF	Burger King #12660 - Vinton, LA
12.64	LCF6.78	LCF	Burger King #12007 - Denham Springs, LA								Yes
12.65	LCF6.62	LCF	Burger King #09958 - Grove Hill, AL
12.66	LCF6.63	LCF	Burger King #10572 - Eunice, LA								Yes
12.67	LCF6.71	LCF	Burger King #11488 - Lafayette, LA								Yes
12.68	LCF6.35	LCF	Burger King #06048 - Tuscaloosa, AL
12.69	LCF6.03	LCF	Burger King #00360 - New Orleans, LA								Yes
12.70	LCF6.23	LCF	Burger King #03585 - Daphne, AL
12.71	LCF6.26	LCF	Burger King #04016 - Mobile, AL
12.72	LCF6.36	LCF	Burger King #06105 - Northport, AL
12.73	LCF6.53	LCF	Burger King #09259 - Gulf Breeze, FL
12.74	LCF6.77	LCF	Burger King #11979 - Monroe, LA
12.75	LCF6.81	LCF	Burger King #12597 - Lake Charles, LA
12.76	LCF6.10	LCF	Burger King #01337 - Metairie, LA
12.77	LCF6.15	LCF	Burger King #01465 - Laurel, MS
12.78	LCF6.74	LCF	Burger King #11694 - DeQuincy, LA
12.79	LCF6.05	LCF	Burger King #00501 - Lafayette, LA								Yes
12.80	LCF6.68	LCF	Burger King #10800 - Livingston, AL
12.81	LCF6.50	LCF	Burger King #09026 - Laurel, MS
12.82	LCF6.52	LCF	Burger King #09213 - Pensacola, FL
12.83	LCF6.19	LCF	Burger King #01917 - Vidalia, LA
12.84	LCF6.64	LCF	Burger King #10607 - Houma, LA								Yes
12.85	LCF6.61	LCF	Burger King #09853 - Franklin, LA
12.86	LCF6.09	LCF	Burger King #01315 - Alexandria, LA								Yes
12.87	LCF6.90	LCF	Burger King #12919 - Covington, LA								Yes
12.88	LCF6.85	LCF	Burger King #12752 - Lafayette, LA								Yes
12.89	LCF6.17	LCF	Burger King #01537 - Lafayette, LA								Yes
12.90	LCF6.86	LCF	Burger King #12753 - Slidell, LA								Yes

COMM 2014-LC15 - Mortgage Loan Schedule (MLPA)

							Interest					Current Mezzanine
		Mortgage Loan		Sub Servicer	Master	Primary	Accrual	Letter of	Post-ARD Revised	Part of	Leasehold	or Subordinate
ID	Loan Number	Seller	Property Name	Fee	Servicing Fee	Servicing Fee	Method	Credit	Rate	Whole Loan	Interest	Debt
14	LCF7	LCF	Hilton Garden Inn Houston	0.0300%	0.0200%	0.0300%	Actual/360	None
15	LCF8	LCF	Durban Retail Portfolio II	0.0000%	0.0200%	0.0300%	Actual/360	None
15.01	LCF8.01	LCF	Wesley Chapel
15.02	LCF8.02	LCF	Milford Crossing
16	LCF9	LCF	BJ’s Wholesale - Framingham	0.0000%	0.0200%	0.0300%	Actual/360	None	5.00% plus the greater of (i) 4.65% and (ii) 1.85% plus 10-year swap
18	LCF10	LCF	The Glen Centre	0.0000%	0.0200%	0.0300%	Actual/360	None
19	LCF11	LCF	Valley Forge MHP	0.0000%	0.0200%	0.0300%	Actual/360	None
21	LCF12	LCF	Bartonsville Plaza	0.0000%	0.0200%	0.0300%	Actual/360	None
25	LCF13	LCF	University Place	0.0000%	0.0200%	0.0300%	Actual/360	None
26	LCF14	LCF	Arrowridge Business Park	0.0000%	0.0200%	0.0300%	Actual/360	None
27	LCF15	LCF	Ithaca Hotel Portfolio	0.0000%	0.0200%	0.0300%	Actual/360	None
27.01	LCF15.02	LCF	Country Inn & Suites Ithaca
27.02	LCF15.01	LCF	Econo Lodge Ithaca
30	LCF16	LCF	Orchard Maple Plaza and Palmer Crossing	0.0000%	0.0200%	0.0300%	Actual/360	None
30.01	LCF16.01	LCF	Orchard Maple Plaza
30.02	LCF16.02	LCF	Palmer Crossing Center
32	LCF17	LCF	865 Lexington Retail	0.0000%	0.0200%	0.0300%	Actual/360	None
33	LCF18	LCF	Holiday Inn Express Snyder	0.0000%	0.0200%	0.0300%	Actual/360	None
37	LCF19	LCF	JL Group Holdings - Burger King Portfolio - 9	0.0100%	0.0200%	0.0300%	Actual/360	None			Yes
37.01	LCF19.02	LCF	Burger King #03685 - Kansas City, MO
37.02	LCF19.09	LCF	Burger King #02643 - Gladstone, MO
37.03	LCF19.06	LCF	Burger King #12313 - Roeland Park, KS
37.04	LCF19.04	LCF	Burger King #06906 - Warrensburg, MO
37.05	LCF19.03	LCF	Burger King #04330 - Kansas City, MO
37.06	LCF19.01	LCF	Burger King #02831 - Olathe, KS
37.07	LCF19.05	LCF	Burger King #12264 - Mission, KS
37.08	LCF19.07	LCF	Burger King #13080 - Slidell, LA
37.09	LCF19.08	LCF	Burger King #13081 - New Iberia, LA								Yes
38	LCF20	LCF	Colonial Court Apartments	0.0000%	0.0200%	0.0300%	Actual/360	None
39	LCF21	LCF	Bloomfield Village Square	0.0000%	0.0200%	0.0300%	Actual/360	None
40	LCF22	LCF	La Quinta Inn & Suites Loveland	0.0000%	0.0200%	0.0300%	Actual/360	None
46	LCF23	LCF	Farmbrook Medical Center	0.0000%	0.0200%	0.0300%	Actual/360	None

EXHIBIT B

THE MORTGAGE FILE

The “Mortgage File” for any Mortgage Loan shall, subject to Sections 2(b), 2(c) and 2(d) of this Agreement, collectively consist of the following documents:

(i)            (A) the original Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the Trustee or, if none, by the Originator, without recourse, either in blank or to the order of the Trustee in the following form: “Pay to the order of U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates, without recourse” and (B) in the case of each related Serviced Companion Loan, a copy of the executed Note for such Serviced Companion Loan;

(ii)           the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

(iii)          an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of the Mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (and, with respect to any Serviced Loan Combination, any related Serviced Companion Loan Noteholders);

(iv)          (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(v)           (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the Originator of the related Mortgage Loan or Serviced Loan Combination (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Custodian, together with original UCC-2 or UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the Trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, an assignment of UCC financing statement by the most recent assignee of record prior to the Trustee or, if none, by the Originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders); provided that other evidence of filing or recording reasonably acceptable to the Trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)          the original or a copy of the Loan Agreement relating to such Mortgage Loan, if any;

(vii)         the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, subject to Section 2(d) of this Agreement, a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or, subject to Section 2(d) of this Agreement, an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)        (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the Originator of the related Mortgage Loan or Serviced Loan Combination to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related Mortgage Loan Seller or its designee, rather than the Custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (a “Reassignment of Assignment of Leases, Rents and Profits”) (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the Originator, either in blank or in favor of the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates” (in such capacity and, with respect to any Serviced Loan Combination, on behalf of any related Serviced Companion Loan Noteholders), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

(ix)   the original or a copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Loan Combination and copies of Environmental Reports;

(x)           copies of the currently effective Management Agreements, if any, for the Mortgaged Properties;

(xi)          if the Borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)         if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the Trustee;

(xiii)         if any related Lock-Box Agreement or Cash Collateral Account Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the Trustee in the following form: “U.S. Bank National Association, as Trustee, for the benefit of the Holders of COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates” and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Noteholders);

(xiv)        originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the related Mortgage Loan or Serviced Loan Combination has been assumed;

(xv)         the original or a copy of any guaranty of the obligations of the Borrower under the related Mortgage Loan or Serviced Loan Combination together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the Originator of the Mortgage Loan or Serviced Loan Combination to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the Originator;

(xvi)        the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related Borrower if the Mortgage, Note or other document or instrument referred to above was signed on behalf of the Borrower pursuant to such power of attorney;

(xvii)       with respect to each Loan Combination, a copy of the related Intercreditor Agreement and, if applicable, a copy of the Other Pooling and Servicing Agreement;

(xviii)      with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the related Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer;

(xix)        the original (or copy, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2(d) of this Agreement) of any letter of credit held by the lender as beneficiary or assigned as security for the related Mortgage Loan;

(xx)           the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing the related Mortgage Loan (or copy thereof, if the original is held by the Master Servicer or applicable Other Servicer pursuant to Section 2(d) of this Agreement) which entitles the Master Servicer on behalf of the Trust to draw thereon; and

(xxi)        with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a co-lender agreement, a subordination agreement or other intercreditor agreement;

provided that whenever the term “Mortgage File” is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. The original assignments referred to in clauses (iii), (iv)(B), (viii)(B) and (xv)(B), may be in the form of one or more instruments in recordable form in any applicable filing or recording offices.

Notwithstanding anything herein to the contrary, with respect to any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Seller to the Custodian of copies of the documents specified above (other than the Note and intervening endorsements evidencing such Non-Serviced Mortgage Loan, with respect to which, subject to Section 2(c) of this Agreement, the originals shall be required), including a copy of the Mortgage securing such Non-Serviced Mortgage Loan; provided that any assignments or other transfer documents in favor of the Trustee described in clauses (iii)-(xxi) above shall instead be in favor of the applicable Other Trustee.

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention:  [_____]

POWER OF ATTORNEY
([_____])

KNOW ALL MEN BY THESE PRESENTS, that Ladder Capital Finance LLC, as seller under that certain Mortgage Loan Purchase Agreement dated and effective March 25, 2014 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Wells Fargo Bank, National Association (the “Master Servicer”)][Rialto Capital Advisors, LLC (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement dated as of March 1, 2014 (the “Pooling and Servicing Agreement”), by and among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, Situs Holdings, LLC, as operating advisor, U.S. Bank National Association, as trustee, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of March 2014.

LADDER CAPITAL FINANCE LLC

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)
Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after March 6, 2014.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Schedule D-1 to this Exhibit D (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from

Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgaged Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such

Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, if applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the

REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, if applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including pursuant to a condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in each case as set forth on Schedule D-30-1 or Schedule D-30-2, as applicable, to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-30-3 to this Exhibit D or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit D. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of the Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with such other Borrower.)

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust.

(44)
Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation		Exception

9	PennCap Portfolio	(1)	Whole Loan; Ownership of Mortgage Loans
The subject Mortgage Loan is part of a Loan Combination (the “PennCap Portfolio Loan Combination”), which also includes a pari passu Companion Loan in the original principal amount of $90,000,000. The entire PennCap Portfolio Loan Combination is secured by the same Mortgage encumbering the related Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(1)	Whole Loan; Ownership of Mortgage Loans
The subject Mortgage Loan is part of a Loan Combination (the “JL Holdings-Burger King Portfolio-90 Loan Combination”), which also includes a pari passu Companion Loan in the original principal amount of $22,900,000 and a subordinate Companion Loan in the original principal amount of $10,000,000. The entire JL Holdings-Burger King Portfolio-90 is secured by the same Mortgage(s) encumbering the related Mortgaged Properties.

5	Akers Mill Square	(5)	Lien; Valid Assignment
It is possible that borrower does not own or have easement rights over the driveway connecting the property and Cobb Galleria Parkway. However, the lender’s title insurance insures such access. Loss of access over the driveway may give rise to claims of Toys R Us under their lease, including possible rent abatement and termination rights.

9	PennCap Portfolio	(5)	Lien; Valid Assignment
The subject Mortgage Loan is a Non-Serviced Mortgage Loan and, accordingly, there is no assignment of Mortgage or assignment of Assignment of Leases, Rents and Profits to the Issuing Entity. The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis. The sole tenant at the 1530 Valley Center Parkway property has a purchase option with respect to such Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(5)	Lien; Valid Assignment	The related Mortgages secure the entire JL Holdings-Burger King Portfolio-90 Loan Combination.

27	Ithaca Hotel Portfolio	(5)	Lien; Valid Assignment	The franchisor of the Country Inn & Suites Mortgaged Property has a right of first negotiation with respect to the sale of such Mortgaged Property.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation		Exception

	All Mortgage Loans transferred by LCF	(6)	Permitted Liens; Title Insurance
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

5	Akers Mill Square	(6)	Permitted Liens; Title Insurance
It is possible that borrower does not own or have easement rights over the driveway connecting the property and Cobb Galleria Parkway. However, the lender’s title insurance insures such access. Loss of access over the driveway may give rise to claims of Toys R Us under their lease, including possible rent abatement and termination rights.

9	PennCap Portfolio	(6)	Permitted Liens; Title Insurance
The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis. In addition, the sole tenant at the 1530 Valley Center Parkway property has a purchase option with respect to such Mortgaged Property.

12	JL Holdings-Burger King Portfolio-90	(6)	Permitted Liens; Title Insurance	The related Mortgages secure the entire Portfolio-90 Loan Combination.

27	Ithaca Hotel Portfolio	(6)	Permitted Liens; Title Insurance	The franchisor of the Country Inn & Suites Mortgaged Property has a right of first negotiation with respect to the sale of such Mortgaged Property.

9	PennCap Portfolio	(8)	Assignment of Leases and Rents	The related Mortgage and any related Assignment of Leases secure the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

12	JL Holdings-Burger King Portfolio-90	(8)	Assignment of Leases and Rents	The related Mortgage(s) and any related Assignment(s) of Leases secure the entire JL Holdings-Burger King Portfolio-90 Loan Combination.

10	GEM Hotel	(10)	Condition of Property	The related borrower is undertaking a renovation of the hotel lobby with an approximate cost of $343,390.60 which amount is being escrowed with the related mezzanine lender.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings-Burger King Portfolio-90	(10)Condition of Property	In the case of Burger King #12820, the property condition report identified damage requiring repair of approximately $53,500 for items such as HVAC and roof repair for which no reserve was taken.

5	Akers Mill Square	(10)Condemnation
Four condemnation cases have been filed by Georgia Department of Transportation (the “DOT”) to acquire certain property and easement rights on the Mortgaged Property’s frontage along U.S. Highway 41 in Cobb County (“US 41”). The condemnations covered 695.44 square feet of permanent right of way and 1,337 square feet of permanent easement for construction and maintenance. In connection with the condemnations, the DOT is widening US 41, closing 3 of 8 driveways from US 41 into the mall, converting all but one of the remaining driveways on US 41 into “right in/right out only” driveways, constructing a center line median in US 41 along the entire frontage of the Mortgaged Property and installing a single traffic signal to accommodate left turns in and out of the Mortgaged Property.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

9	PennCap Portfolio	(13)Actions Concerning Mortgage Loan
Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County. In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the related borrowers, among others, are currently being sued by Philips International Investments, Inc. (“Philips”). In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related Mortgaged Properties from Liberty Property Limited Partnership. Philips ultimately opted not to move forward with the investment and terminated the contract. The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction. Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors and Capital Trust for various claims including unjust enrichment, fraud, and violation of fiduciary duty. Many of the initial claims have been dismissed. The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment. The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69. In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio. For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty. Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

In addition, Mr. Pektor is also subject to the following: (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to development loans guaranteed by Mr. Pektor and/or open trade payables on construction work.

10	GEM Hotel	(13)Actions Concerning Mortgage Loan
The Icon Group LLC, an affiliate of the loan sponsor, was the defendant in a lawsuit that revolves around a failed real estate transaction in mid-2007. On or about June 2007, The Icon Group, entered into a written contract to purchase 1110 Park Avenue from the plaintiff for a purchase price of $17 million. At signing, The Icon Group tendered a postdated down payment check in the amount of $1,700,000. Prior to the plaintiff depositing the check, The Icon Group cancelled the check based on a claim that the plaintiff made factual misrepresentations relating to the property. The Icon Group claimed that the plaintiff had promised that The Icon Group would be able to acquire the adjacent property. The plaintiff was not the owner of the adjacent property. The owner of the adjacent property was unwilling to sell, and therefore The Icon Group claimed factual misrepresentation by the plaintiff and cancelled the postdated check. The Court determined that The Icon Group was unable to rely on the misrepresentations as a method to void the contract because they were made prior to the execution of the contract and any reliance on them was barred by the contract’s merger clause. On or about August 2009, as part of the Plaintiff’s efforts to collect judgment, the plaintiff commenced a second action seeking to hold The Icon Group, Todd Cohen and Terrence Lowenberg (the non-recourse carveout guarantors for the subject mortgage loan), and related entities liable based on fraudulent conveyance and alter ego legal theories. The litigation is still ongoing.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

15	Durban Retail Portfolio II	(13)Actions Concerning Mortgage Loan
There is an ongoing claim between JDH Capital, an entity in which the non-recourse carveout guarantors of the subject mortgage loan are each principals, a previous JDH Capital employee, Mark Ball, and certain JDH Capital entities. Mr. Ball was an employee of a JDH Capital affiliate for the period between July 2004 and his termination in February 2009, and based on his employment agreement held membership interests in certain JDH Capital entities. These entities are not the related borrowers, but in certain cases were the prior owners of certain mortgaged properties that are part of the collateral, and certain of these entities are part of the ownership of the related borrower. The circumstance in dispute is whether Mr. Ball is due certain additional fees and distributions in connection with his interests. JDH Capital stated that upon his termination, and per the operating agreement in place for each JDH Capital entity, Mr. Ball was required to forfeit his interests. In addition, Mr. Ball had not met any capital calls related to certain of the entities since his termination. Mr. Ball is expected to file an arbitration demand in the near future and his attorney has suggested that all parties dismiss the litigation until such time as the arbitration is decided.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

33	Holiday Inn Express Snyder	(13)Actions Concerning Mortgage Loan
Bharat M. Bakta (the “Subject Holiday Inn Guarantor”), one of the nonrecourse carveout guarantors of the mortgage loan, is currently a named defendant in three pending actions. In one such action, as of the date of origination of the subject Mortgage Loan, the plaintiff alleged that the Subject Holiday Inn Guarantor employed the plaintiff to manage certain hotels but failed to pay the plaintiff for three years of service. That plaintiff was seeking damages in excess of $395,000. In the second such action, as of the date of origination of the subject Mortgage Loan, the plaintiffs alleged that they hired the Subject Holiday Inn Guarantor to construct a hotel and that he breached his contract by allowing cost overruns and abandoning construction before completion. The plaintiffs were seeking damages in excess of $60,000. In the third such action, as of the date of origination of the subject Mortgage Loan, the Subject Holiday Inn Guarantor was being sued based on claims of, among other things, theft, breach of fiduciary duty and common law fraud. The plaintiff alleged that the Subject Holiday Inn Guarantor and he were business partners in the construction and financing of a Candlewood Suites hotel and La Quinta Suites hotel in Abilene, Texas, and that the Subject Holiday Inn Guarantor misappropriated more than $1,800,000 in funds and abandoned the project before completion.

9	PennCap Portfolio	(14)Escrow Deposits
The subject Mortgage Loan is a Non-Serviced Mortgage Loan and, accordingly, any escrow deposits and payments required to be escrowed with the lender have been delivered to the master servicer for the WFRBS 2014-LC14 commercial mortgage securitization.

	All Mortgage Loans transferred by LCF	(16)Insurance	The exceptions to Representation and Warranty No. 29, relating to terrorism insurance, are also exceptions to Representation and Warranty No. 16.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

	All Mortgage Loans transferred by LCF	(16)Insurance
Subject to the other exceptions to Representation and Warranty No. 16, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(16)Insurance
With respect to each subject Mortgage Loan, the lender has agreed to accept insurance provided by the master tenant under the master lease in lieu of insurance required under the related loan agreement.

16	BJ’s Wholesale-Framingham	(16)Insurance	The sole tenant is permitted to self-insure.

21	Bartonsville Plaza	(16)Insurance
The tenant Sonic is permitted to self-insure. The related Mortgaged Property is a condominium unit. The condominium association maintains insurance with respect to the condominium as a whole and, pending repair or restoration, insurance proceeds may be held by a party other than the lender or a trustee appointed by it.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

32	865 Lexington Retail	(16)Insurance
The full insurable value is less than the original principal amount of the Mortgage Loan. In the event the condominium elects not to the restore the related Mortgaged Property, the related nonrecourse carveout guarantor is liable for any amount by which insurance proceeds received are less than the outstanding loan amount. The related Mortgaged Property is a condominium unit. The condominium association maintains insurance with respect to the condominium as a whole and, pending repair or restoration, insurance proceeds may be held by a party other than the lender or a trustee appointed by it.

	All Mortgage Loans transferred by LCF	(23)Trustee under Deed of Trust	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.

	All Mortgage Loans transferred by LCF	(26)Recourse Obligations
The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation awards and/or rents following an event of default may not give rise to recourse

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(26)Recourse Obligations	With respect to each subject Mortgage Loan, an environmental insurance policy was obtained in lieu of a Person other than the related borrower providing an environmental indemnity.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

38	Colonial Court Apartments	(26)Recourse Obligations	With respect to each subject Mortgage Loan, the related borrower is the only party liable with respect to the nonrecourse carveouts.

39	Bloomfield Village Square

	All Mortgage Loans transferred by LCF	(27)Mortgage Releases
If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

4	WRS Retail Portfolio	(27)Mortgage Releases
The related loan documents permit the release of certain outparcels, up to an aggregate appraised value (calculated as of origination) of $10,000,000, in connection with a sale thereof, subject to, among other conditions, a pay down of the related mezzanine loan (but not the subject Mortgage Loan except to the extent necessary to satisfy certain REMIC requirements related to property releases). In addition, outparcels may be released, in connection with a sale to a third party through partial defeasance of an amount equal to the greater of 100% of the appraised value at origination and 100% of the net sales proceeds. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

5	Akers Mill Square	(27)Mortgage Releases
The related loan documents permit the release of an approximately 1.28 acre vacant, unimproved parcel without any paydown of the subject Mortgage Loan, subject to the satisfaction of certain conditions including the delivery of an opinion of counsel to the effect that the release will not affect the subject Mortgage Loan’s status as a “qualified mortgage”. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

9	PennCap Portfolio	(27)Mortgage Releases
The related loan documents permit the release of the 1530 Valley Center Parkway property, but only in connection with the exercise of a right by the related single tenant, Berkheimer Outsourcing Inc., to purchase such Mortgaged Property from the related borrower for a fixed price of $4.95 million (which such tenant may do at any time between December 1, 2015 and March 31, 2016) and subject to certain conditions, including that the borrower must use the proceeds from such sale to (i) prepay the Mortgage Loan and the related pari passu Companion Loan, on a pro rata basis, by $3,288,000, (ii) pay a prepayment fee equal to $164,400, allocable between the Mortgage Loan and the related pari passu companion loan, on a pro rata basis, and (iii) pay all remaining proceeds to the lender of a mezzanine loan secured by a 100% equity interest in the borrower, in accordance with the terms of loan documents for such mezzanine loan.

12	JL Holdings-Burger King Portfolio-90	(27)Mortgage Releases
The related loan documents provide that, if any related Mortgaged Property is excluded from the master lease pursuant to the terms contained in Section 4(i)(iii) of the related master lease, then the related borrower must prepay the JL Holdings-Burger King Portfolio-90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property (to be generally applied, subject to the terms of the related Intercreditor Agreement (i) to the outstanding principal amounts of the JL Holdings-Burger King Portfolio-90 Mortgage Loan and the JL Holdings-Burger King Portfolio-90 Pari Passu Companion Loan on a pro rata basis in an aggregate amount equal to the allocated loan amount for such Mortgaged Property and such Mortgage Loan and Companion Loan and (ii) to the outstanding principal amount of the JL Holdings-Burger King Portfolio-90 Subordinate Companion Loan in an amount equal to the allocated loan amount for such Mortgaged Property and such Companion Loan), together with the payment of a yield maintenance premium. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

In addition, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

37	JL Group Holdings Burger King Portfolio-9	(27)Mortgage Releases
The related loan documents provide that, if any related Mortgaged Property is excluded from the master lease pursuant to the terms contained in Section 4(i)(iii) of the related master lease, then the related borrower must prepay the subject Mortgage Loan in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property, together with the payment of a yield maintenance premium. In addition, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions: (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years; (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related master lease in form and substance acceptable to the lender. Such releases comply with the REMIC provisions or the related loan documents require an opinion of counsel intended to confirm such compliance.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

	All Mortgage Loans transferred by LCF	(29)Acts of Terrorism Exclusion
Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage. In addition, subject to the other exceptions to the Representation and Warranty No. 29, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12 37	JL Holdings–Burger King Portfolio–90 JL Group Holdings–Burger King Portfolio-9	(29)Acts of Terrorism Exclusion
With respect to each subject Mortgage Loan, the lender has agreed to accept insurance provided by the master tenant under the master lease in lieu of insurance required under the related loan agreement. Also, in the case of each subject Mortgage Loan, with respect to any stand-alone policy covering terrorist acts, neither the related borrower nor the related master tenant will be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may at its option, (1) purchase such stand-alone terrorism policy, with the related borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to $100,000.

16	BJ’s Wholesale Framingham	(29)Acts of Terrorism Exclusion	The sole tenant is permitted to self-insure, and there is no requirement under the related lease to maintain terrorism insurance coverage.

21	Bartonsville Plaza	(29)Acts of Terrorism Exclusion	The tenant Sonic is permitted to self-insure.

38	Colonial Court Apartments	(29)Acts of Terrorism Exclusion	With respect to each subject Mortgage Loan, terrorism insurance coverage is waived for liability insurance coverage.

39	Bloomfield Village Square

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

	All Mortgage Loans transferred by LCF	(30)Due on Sale or Encumbrance
Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 30 or as contemplated by any other exception to Representation and Warranty No. 30 set forth herein. In addition, mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.

12 37	JL Holdings–Burger King Portfolio–90 and JL Group Holdings Burger King Portfolio-9	(30)Due on Sale or Encumbrance
Transfers of all or a portion of a related Mortgaged Property are permitted in connection with a substitution or release of collateral within the parameters of Representation and Warranty No. 27, Representation and Warranty No. 32 and/or the exceptions to either such representation and warranty.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation

5 9 10	Akers Mill Square PennCap Portfolio GEM Hotel	(31)Single Purpose Entity
Each of the related borrowers is a recycled single-purpose entity and previously may have (or has a predecessor-in-interest that previously may have) owned real property other than the related Mortgaged Property and/or conducted operations other than those incidental to the ownership of the related Mortgaged Property.

14	Hilton Garden Inn Houston

18	The Glen Centre

19	Valley Forge MHP

25	University Place

27	Ithaca Hotel Portfolio

33	Holiday Inn Express Snyder

39	Bloomfield Village Square

46	Farmbrook Medical Center

10	GEM Hotel	(31)Single-Purpose Entity	No non-consolidation opinion was delivered in connection with the subject Mortgage Loan.

38	Colonial Court Apartments	(31)Single-Purpose Entity	The related borrower owns certain other property consisting of a parcel of raw land and equity interests in two other commercial real estate projects.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation

5	Akers Mill Square	(31)Single-Purpose Entity
The borrower provided typical backward looking representations regarding its single-purpose entity status, but these only went back 10 years. The entity has owned the related Mortgaged Property for many years and has owned no other property for at least 10 years.

21	Bartonsville Plaza	(31)Single-Purpose Entity	One of the tenants-in-common borrowers, DEPG Stroud Associates, LP, is recycled. This tenant-in-common previously owned Unit 3 of the Condominium of which the related Mortgaged Property is a part.

5	Akers Mill Square	(32)Defeasance	Obligations to pay rating agency fees are not specified but the related borrower has to pay all expenses of lender.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation

12	JL Holdings – Burger King Portfolio-90	(34)Ground Leases
The following Mortgaged Properties identified as set forth below on Annex A to the prospectus supplement consist (in whole or in part) of the Borrower’s interest in a Ground Lease or ground sublease (a “Sublease”):

Burger King #00360 – New Orleans, LA (“Store 360”)

Burger King #00501 – Lafayette, LA (“Store 501”)

Burger King #01315 – Alexandria, LA (“Store 1315”)

Burger King #01537 – Lafayette, LA (“Store 1537”)

Burger King #04130 – Vicksburg, MS (“Store 4130”)

Burger King #07467 – Rustin, LA (“Store 7467”)

Burger King #10572 – Eunice, LA (“Store 10572”)

Burger King #10607 – Houma, LA (“Store 10607”)

Burger King #11488 – Lafayette, LA (“Store 11488”)

Burger King #12007 – Denham Springs, LA (“Store 12007”)

Burger King #12752 – Lafayette, LA (“Store 12752”)

Burger King #12753 – Slidell, LA (“Store 12753”)

Burger King #12919 – Covington, LA (“Store 12919”)

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

With respect to Store 360, Store 501, Store 1315, Store 1537, Store 4130 and Store 7467, the subject Mortgaged Property consists of the Borrower’s fee interest in a portion of the Mortgaged Property and leasehold interest in the remaining portion.

With respect to Store 360, Store 501, Store 1315, Store 1537 and Store 12007, the collateral consists of the Borrower’s interest in a Sublease. For Store 360, Store 501, Store 1315 and Store 1537, the related sub-ground lessor is Burger King or an affiliate thereof. For Store 12007, the related sub-ground lessor is an unaffiliated third party.

With respect to Store 501 and Store 1537, there are multiple ground lessors (fee owners) with respect to each such Mortgaged Property that are jointly the ground lessor under the primary ground lease instrument which, in the case of Store 1537, has been amended on an individual ground lessor basis.

37	JL Group Holdings–Burger King Portfolio-9	(34)Ground Leases	The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Burger King #13081 – New Iberia, LA (“BK9-Store 13081”) consists entirely of the Borrower’s interest in a ground lease.

12	JL Holdings – Burger King Portfolio-90	(34)(a) Ground Leases	With respect to Store 360, Store 501, Store 1315 and Store 1537, the subject Mortgaged Property is required to be continuously operated as a Burger King.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(b) Ground Leases
With respect to Store 360 and Store 1315, the ground Sublease (and the related estoppel) does not provide that such Sublease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 501, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or the related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 1537, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or a related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 7467, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 12919, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be terminated by agreement of lessor and lessee, without the prior written consent of the lender.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(c) Ground Leases
Store 360: Sublease expires 2/29/24. Upon expiration, so long as Borrower has directed the sub-ground lessor (under its Sublease) to extend the primary ground lease to 2029, the Sublease will automatically convert into a direct ground lease between the fee owner and the Borrower for the remainder of the term of the primary ground lease, as extended (which has an expiration date 2/28/39 together with all extensions).

Store 1315- Sublease (which relates to 2 separate primary ground leases) expires 5/2/16. Upon expiration, the Sublease will automatically convert into a direct ground lease (as to the first primary ground lease) between the fee owner and the Borrower for the remainder of the term of such primary ground lease, as extended (which has an expiration date of 6/5/29 together with all extensions); provided, that the foregoing does not apply to the second primary ground lease that is for the lease of a sign, has expired, and is currently a month-to-month lease.

With respect to Store 360 and Store 1315, in connection with the Borrower obtaining a direct ground lease interest in the subject property as described in the 2 preceding paragraphs, the Mortgage Loan documents provide that upon request the Borrower is required to provide documentation necessary to spread the lien of the mortgage to the primary (underlying) ground lease as well as obtain an updated title policy.

Store 501- Sublease (together with the related primary ground lease) expires 5/6/29.

Store 12007- Sublease expires 5/31/38.

The following Ground Leases have the following expiration dates: Store 4130- 8/15/33; Store 7467- 6/5/29; Store 10572- 9/30/37; Store 11488- 4/15/38; Store 12752- 9/23/39; Store 12573- 8/31/39 and Store 12919- 12/22/39.

37	JL Group Holdings–Burger King Portfolio-9	(34)(c) Ground Leases	With respect to BK9-Store 13081, the Ground Lease expires 3/28/40.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(e) Ground Leases
With respect to Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease is assignable to successors and assigns of lender as holders of the Mortgage Loan, however, any other assignees require the consent of Burger King.

12	JL Holdings – Burger King Portfolio-90	(34)(g) Ground Leases
With respect to the Subleases for Store 360, Store 501, Store 1315 and Store 1537, Burger King, as sub-ground lessor, has agreed to send lender notice of any default, however, Burger King shall have no obligations or liabilities to lender if notice is not received by lender, and there is no provision that no notice of default or termination is effective against the lender unless such notice is given to the lender.

With respect to Store 501 and Store 1537, the primary Ground Leases do not require any notice of default to be provided to the ground Sublease lender.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(h) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, Lender has thirty (30) days from receipt of the copy of the notice to cure the subject default or cause it to be cured, if lender elects to do so; provided, however, that in the event lender has begun action to cure the default, but not completed the same within the thirty (30) day period, the sub-lessor has agree to permit lender up to sixty (60) additional days to complete curing such default; and provided further, however, that if the default is such that it cannot practically be cured by lender without enforcing its remedies under the Mortgage Loan documents with respect to the Mortgaged Property, lender is permitted an additional ninety (90) days to so enforce its remedies, in order to cure such default. Sub-lessor has agreed that, during such active cure period, not to exceed one hundred eighty (180) consecutive days, sub-lessor will not terminate the Sublease.

With respect to Store 12007, the related ground Sublease provides that sub-lessor will not terminate the lease or tenant’s right of possession for any default of tenant if, within a period of 30 days after the expiration of the period of time within which tenant might cure such default, such default is cured or caused to be cured by leasehold mortgagee or, if within a period of 30 days after the expiration of the period of time within which tenant might commence to eliminate the cause of such default, leasehold mortgagee diligently commences to eliminate the cause of such default.

With respect to Store 12919, the Ground Lease provides that the lessor will not terminate the lease or tenant’s right of possession for any default of tenant if lender cures such default within a period of 20 days after the expiration of the period of time within which tenant might cure such default or, if the default cannot be cured within such additional 20 day period, lender commences the cure of such default within such period and diligently proceeds toward completion.

12	JL Holdings – Burger King Portfolio-90	(34)(i) Ground Leases	With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease provides that subletting requires ground lessor consent.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(j) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the ground lessor under the primary (underlying) ground lease has the right to hold and control any related insurance and condemnation proceeds, and there is no requirement that such proceeds be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the Mortgage Loan.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance proceeds or condemnation awards.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the Mortgage Loan.

12	JL Holdings – Burger King Portfolio-90	(34)(k) Ground Leases
With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. The (primary) underlying ground lease may also permit the ground lessor thereunder the right to hold and control any related insurance and condemnation proceeds.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance and condemnation proceeds and as to how insurance proceeds or condemnation awards are applied.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the Borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

12	JL Holdings – Burger King Portfolio-90	(34)(l) Ground Leases
With respect to the primary (underlying ground leases for Store 501 and Store 1537, the ground lessor thereunder has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason.

With respect to the ground Sublease for Store 12007, the sub-ground lessor has agreed to enter into a new lease with lender solely as a result of a Borrower default but not for any other reason; and the related primary (underlying) ground lease does not require the lessor thereunder to enter into a new lease with lender or sub-lessee thereunder for any reason.

With respect to the Ground Lease for Store 12919, a new lease is only required if the lease is terminated due to tenant’s bankruptcy or nonmonetary default that lender is reasonably incapable of curing.

12 37	JL Holdings–Burger King Portfolio-90 and JL Group Holdings–Burger King Portfolio-9	(39)Organization of Borrower	The related borrowers are affiliates.

11 32	181 East 119th Street and 865 Lexington Retail	(39)Organization of Borrower	The related borrowers are affiliates.

19	Valley Forge MHP	(39)Organization of Borrower	The related borrower is an Affiliate of the borrower under another mortgage loan in the COMM 2014-LC15 commercial mortgage securitization (AMC Portfolio Pool III).

Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loan	Representation	Exception

38 39	Colonial Court Apartments and Bloomfield Village Square	(39)Organization of Borrower	The related borrowers are affiliates.

9 12	PennCap Portfolio and JL Holdings – Burger King Portfolio-90	(43)Cross-Collateralization	Each of the subject Mortgage Loans is cross-collateralized and cross-defaulted with one or more Companion Loans that will be outside the Issuing Entity.

Schedule D-1 to Exhibit D

Schedule D-30-1

Existing Mezzanine Debt

Exhibit A ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
4	WRS Retail Portfolio	$6,000,000

9	PennCap Portfolio	$14,900,000

10	GEM Hotel	$3,700,000

Schedule D-30-1 to Exhibit D

Schedule D-30-2

Future Mezzanine Debt

N/A

Schedule D-30-2 to Exhibit D

Schedule D-30-3

Crossed Mortgage Loans

N/A

Schedule D-30-3 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE SELLER

Certificate of Officer of Ladder Capital Finance LLC

I, _________________________, a _________________________ of Ladder Capital Finance LLC (the “Seller”), hereby certify as follows:

1.           The Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of the Seller (as amended by the First Amendment and Second Amendment thereof), which Certificate of Formation and Amended and Restated Limited Liability Company Agreement (as so further amended) are on the date hereof in full force and effect.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of the State of Delaware with respect to the good standing of the Seller.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the directors of the Seller.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

6.           Each person listed below is and has been a duly elected and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated March 25, 2014 (the “Purchase Agreement”), between the Seller, Deutsche Mortgage & Asset Receiving Corporation (the “Purchaser”) and Ladder Capital Finance Holdings LLLP (“LCFH”), and providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement, dated March 14, 2014, among the Seller, the Purchaser, LCFH, the Underwriters and the Initial Purchasers, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of March 25, 2014.

By:
Name:
Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of March 25, 2014.

By:
Name:
Title: